Thomas Richfield
For your review.

This AGREEMENT made on March 10, 2000 between Infe.com
(hereinafter Corporation) and Madden Consulting, Inc. (d.b.a.:
Investor Relations, International) an independent contractor
(hereinafter Contractor) is as follows:

1. Services to Be Performed. Contractor agrees to perform the following service for the Corporation as described:
     a)   promotional services
     b)   record keeping - database of potential Investors
     c)   client contact
     d)   telephone work ([Illegible] Full time employees plus my services)
     e)   mailings
     f) Follow-up (800 line, blast fax, North American news service, publications and touring engagements)
     g) Full access to our Counsel for questions related to financing, or SEC related concerns
     h) News release development and distribution to shareholders and wire houses (i.e., Dow, Bloomberg, Stockwatch, etc.)

2. Time for Performance. Contractor to complete the performance of said services at his own discretion but on a continuous schedule which will allow for the most efficient use of his resources.

3. Payment. In consideration of Contractor's performance of these services, The Corporation agrees to pay Contractor as follows:

     a) 250,000 restricted shares with piggy-back rights at next financing.

4. Independent Contractor. The parties intend Contractor to be an independent contractor in the performance of these services. Contractor shall have the right to control and determine the method and means of performing the above services; corporation shall not have the right to control or determine such method of means, but will retain the right to require an accounting of the Contractor's use.
5. Other Service Contracts. Contractor retains the right to perform services for other businesses.

6. Review of compensation package to take place September 13th by both parties.

Should this be acceptable to you, please sign below.


CORPORATION    /s/Thomas Richfield        date  3/13/2000
           ------------------------------     -------------
               Infe.com
               by Thomas Richfield

CONTRACTOR            /s/                 date  3/18/2000
           ------------------------------     -------------

           1-253-815-1076
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